UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Encore Brands, Inc.
(Name of small business issuer in its charter)

Nevada	5182	26-3597500
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

502 East John Street Carson City, NV 89706 818-264-6465
(Address and telephone number of registrant’s principal executive offices)

Copies to:

Novi & Wilkin Attorneys At Law 1325 Airmotive Way, Ste 140 Reno, NV 89502 775-232-1950 775-201-8331 fax

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)

Shares of Common
Stock, par value	20,000,000	$.45 (2)	$9,000,000	$353.70
$0.001

Shares of Common
Stock, par value	619,033	$.45 (3)	$278,565 (rounded)	$10.95
$0.001

Total Fee Due			$9,278,565	$364.65

1	Of the 20,619,033 shares registered pursuant to this registration statement, 20,000,000 shares are being offered by a direct offering, and 619,033 shares are offered by the selling shareholders.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

3
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.   The Company will derive no financial benefit from the sales of these shares. The shares will be offered at prevailing market prices or privately negotiated prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Prospectus

Encore Brands, Inc.
818-264-6465
20,000,000 Shares of Common Stock

$.45 per share

This is the initial public offering of common stock of Encore Brands, Inc. and no market exists for the securities being offered. Encore Brands, Inc. (“Company”) is offering on a “self-underwritten basis” (Direct Public Offering – DPO) 20,000,000 shares of its common stock at a price of $.45 per share.  The shares offered by the Company will be offered at a fixed price of $.45 per share for a period not to exceed 180 days from the date of this prospectus. The shares are offered directly through our officers and directors.  No commission or other compensation related to the sale of the shares will be paid to our officers and directors and there is no minimum requirement. Our officers and directors will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act.  The intended methods of communication include, without limitation, telephone and personal contact. For more information, see the section titled “Plan of Distribution” herein.

In addition, Encore Brands, Inc. intends to register an additional 619,033 common shares of its issued and outstanding shares. The Company will derive no financial benefit from the sales of these shares. The shares will be offered at $.45 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. The offering will end no later than 180 days from the date of this prospectus. If we sell the maximum number of shares prior to 180 days from the date of this prospectus, the offering will end on or about the date that we sell the maximum number of shares.  In addition, if we abandon the offering for any reason prior to 180 days from the date of this prospectus, we will terminate the offering.

Encore Brands, Inc. has had limited operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a complete loss of your investment. Prior to this offering, there has been no public market for Encore Brands, Inc.’s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	20,000,000	$.45	$0.00	$9,000,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Encore Brands, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Encore Brands, Inc. does not plan to use this offering prospectus before the effective date.

Subject to Completion, Dated __________, 2009

TABLE OF CONTENTS

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus.  In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “Encore Brands” are to Encore Brands, Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Encore Brands is a wholesale supplier of alcoholic beverages. We intend to utilize a small marketing focused team with decades of experience in brand building to create significant sales of unique noncompeting brands on and off premise in the U.S. market place. It currently has the right and an exclusive license to distribute Ecstasy Brand Liqueur in the United States, one of the world’s first premium enhanced spirits.

Encore Brands Inc has entered into a license agreement with Encore Brands LLC   pursuant to which Encore Brands Inc has the limited exclusive right to sell, distribute and market Ecstasy Brand Liqueur in the United States of America and Canada.

Encore Brand Inc has issued to Encore Brands LLC 1,500,000 shares of its common stock @ $.001 ($1,500) as full and adequate compensation for the exclusive rights to sell and distribute Ecstasy Brand Liqueur in the United States and Canada.  Terms of the agreement are 36 months.

The concept behind Ecstasy Liqueur is a combination of flavored liqueur and energy drink which is a growing taste preference among drinkers.  The combination produced is a 70-proof clear spirit with pomegranate and citrus flavors, column distilled four times from winter white wheat and yellow corn.  Exotic herbs, which are the energy-stimulating ingredients, are ginseng, guarana, taurine, and caffeine.  Ecstasy is produced in such a way that it can be consumed straight up or be mixed with other ingredients as cocktails. The Company considers the vodka and energy mixed drink market space to be its competition.

Since competition among vodka drinks is largely dependent on brand differentiation and provocative marketing angles, “Ecstasy” as a brand name may be said to have high recall ability – evoking “overwhelming bliss and emotion” and “heightened capacity for exceptional thought and experience” – and may be reflective of the drink itself.

Among all types of spirits, it seems that vodka is the type that largely invests on perfecting its packaging in order to entice prospective drinkers.  Ecstasy is no exception, as it invests substantially on its packaging, using a designer red corked bottle made from Venetian glass.  It aims to stand out from other bottles due to its color and the prominently-placed “X” which also has its own appeal.  With the provocative name and stylized design, Ecstasy Liqueur is effective in grabbing the attention of its target customers.

Within the enhanced spirits sector, the trend of trading up is evident from the marked prices of the products including Ecstasy.  All of Ecstasy’s direct competitors have priced their 750mL bottles above US$20, which already falls within the super-premium range.  These enhanced spirits have aptly positioned themselves in the high-growth price tier.  Based on vodka volume growth, the super premium range registered the highest year-on-year growth with 14.2 percent compared to other price tiers of vodka in 2007.  If pricing strategies for vodkas are also applied to energy-infused vodkas, this would mean that enhanced spirits are riding on the high-growth bandwagon, pricing their products at super-premium levels to generate high margins.  Though marketing and brand identity are integral for spirits in general, vodka sales apparently are highly-driven by the packaging, designed to grab the attention of any casual drinker, which makes these drinks highly-priced – “don’t sell the steak, sell the sizzle.”  Ecstasy, in particular, is priced in the upper half of the super-premium level among enhanced spirits.

Enhanced spirits derive their product qualities from both the vodka and energy stimulants used.  Vodka is generated by the distillation of a fermented substance, usually potatoes and molasses, along with water and ethanol.  Energy-vodkas are usually either 80-proof or 70-proof in terms of alcoholic content, while the smoothness is determined by the distillation process.  Super-premium vodka brands, where most enhanced spirits have priced themselves at, are usually smoother and distilled more times compared to the premium brands.  For energy stimulants, the ingredients used are those commonly found in energy drinks such as caffeine, taurine, guarana, ginseng, and yerba mate.  Each energy-vodka has its own combination of ingredients, with Ecstasy having four of the five commonly used energy stimulants.  It is expected that the combination of stimulants will have a large impact on the level of energy boosting that the drinker will experience.

Distribution for enhanced spirits is done either on-premise (restaurants, bars, nightclubs) or off-premise (liquor and convenience stores).  Most of Ecstasy’s competitors have already reached most of the states, with some brands already having the most geographical reach within the U.S. and also opting to expand to the international market.

Before distribution can be implemented, registration with each state government must be accomplished.

While the company will maintain an office as its corporate headquarters, its overhead will be kept low by outsourcing noncore work like maintaining compliance and holding the minimum necessary inventory and focusing on the delivery and marketing of the product.

Utilizing its planned distributor partners and the 3 tier system the company will be able to maintain high margins and scalable growth without significantly increasing overhead.

By reinvesting capital in the growth of brand as it reaches critical mass and becomes cash flow positive the marketing costs as a percentage of sales should decline.

By looking to partner and expand with broker participation in addition to inside sales, the company will look to add additional noncompeting brands at such time it would not jeopardize focus or add significant overhead yet provide incremental revenue sources.

While in the process of reaching all necessary marketing agreements the purpose of this offering is to establish the financial resources to commence offering these services and thereby generate revenue. See “Use of Proceeds”.

Our principal offices are located at 502 East John Street, Carson City, NV 89706 818-264-6465

THE OFFERING

Following is a brief summary of this offering.  Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:
20,000,000 shares of common stock, par value $0.001, at a price of $.45 per share, and an additional 619,033 common shares held by 69 shareholders at $.45 for which the Company will receive no financial benefit.

Offering Price per Share:	$.45
Offering Period:	The shares are being offered for a period not to exceed 180 days
Net Proceeds to Our Company:	$9,000,000 Maximum. We will not receive proceeds from the sale of the 619,033 common shares sold by our selling shareholders.

Use of Proceeds:	We intend to use the proceeds to commence operations

Number of Shares Outstanding
Before the Offering:	16,119,033

Number of Shares Outstanding
After the Offering:	36,119,033

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

Risk Factors

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature.  Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

Because We Have Limited Operating History, it is Difficult to Evaluate Our Business.

The purchase of our securities is a purchase of an interest in a high risk “start-up” venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. We may have difficulty finding successful distributors, our marketing efforts may be unsuccessful and we may not attract the quality of employee initially we would hope for.  We have not had any revenues to date. You should consider our prospects in light of the risks, expenses and difficulties we may encounter, including those frequently encountered by new companies. If we are unable to execute our plans and grow our business, either as a result of the risks identified in this section or for any other reason, this failure would have a material adverse effect on our business, prospects, financial condition and results of operations.

The Company’s ability to continue as a going concern

The Company was incorporated in the State of Nevada on September 16, 2008. These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. As of September 30, 2008, the Company had not yet achieved profitable operations and has no cash which will not be sufficient to sustain operations over the next fiscal year, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds from equity financing; however there is no assurance of additional funding being available.

The Company is subject to the risks inherent in the creation of a new business.

The Company is subject to substantially all the risks inherent in the creation of a new business. As a result of its small size and capitalization and limited operating history, the Company is particularly susceptible to adverse effects of changing economic conditions and consumer tastes, competition, and other contingencies or events beyond the control of the Company. It may be more difficult for the Company to prepare for and respond to these types of risks and the risks described elsewhere in this Registration Statement than for a company with an established business and operating cash flow. If the Company is not able to manage these risks successfully, the Company’s operations could be negatively impacted. Due to changing circumstances, the Company may be forced to change dramatically, or even terminate, its planned operations.

Changes in consumer preferences and discretionary spending may have a material adverse effect on our revenue, results of operations and financial condition.

Our success depends, in part, upon the popularity of our products and our ability to develop new smoothie and coffee beverages that appeal to consumers. Shifts in consumer preferences away from our products, our inability to develop new products that appeal to consumers, or changes in our product mix that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in revenue during economic downturns or during periods of uncertainty, similar to those which followed the terrorist attacks on the United States. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

Litigation and publicity concerning product quality, health and other issues, which can result in liabilities and also cause customers to avoid our products, which could adversely affect our results of operations, business and financial condition.

Beverage and food service businesses can be adversely affected by litigation and complaints from customers or government authorities resulting from food and beverage quality, illness, injury or other health concerns or operating issues stemming from one retail location or a limited number of retail locations. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, or litigation costs, regardless of the result.

The food and beverage service industry has inherent operational risks that may not be adequately covered by insurance.

We can give no assurance that we will be adequately insured against all risks or that our insurers will pay a particular claim. Furthermore, in the future, we may not be able to obtain adequate insurance coverage at reasonable rates for our operations. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we may receive indemnity insurance coverage for tort liability. Our insurance policies may also contain deductibles, limitations and exclusions which, although we may believe are standard in the food and beverage service industry, may nevertheless increase our costs.

The planned increase in the number of our customers may make our future results unpredictable.

Our future results depend on various factors, including successful selection of new markets, market acceptance of our products, consumer recognition of the quality of our products and willingness to pay our prices which reflect our often higher ingredient costs. In addition, as with the experience of other retail food and beverage concepts who have tried to expand nationally, we may find that the concept has limited or no appeal to customers in new markets or we may experience a decline in the popularity of our chosen markets.

Our revenue growth rate depends primarily on our ability to satisfy relevant Channels and end-customer demands, identify suppliers of our necessary ingredients and to coordinate those suppliers, all subject to many unpredictable factors.

We may not be able to identify and maintain the necessary relationships with suppliers of product and services as planned.   Delays or failures in deliveries could materially and adversely affect our growth strategy and expected results. As we supply more customers’, our rate of expansion relative to the size of such customer base will decline. In addition, one of our biggest challenges is securing an adequate supply of suitable product. Competition for product is intense, and commodities costs are increasing. Our ability to execute our business plan also depends on other factors, including:

1.	negotiating distribution agreements acceptable terms;

2.	hiring and training qualified personnel in local markets;

3.	managing marketing and development costs at affordable levels;

4.	cost and availability of labor;

5.	the availability of, and our ability to obtain, adequate supplies of ingredients that meet our quality standards;

6.	securing required governmental approvals in a timely manner when necessary

Our revenue and profit growth could be adversely affected if customers’ comparable store revenues are less than expected.

While future revenue growth will depend substantially on our ability to expand our customer base, the level of customers’ comparable revenue will also affect our revenue growth and will continue to be an important factor affecting profit growth, in the coming years. Our ability to increase comparable store revenue depends in part on our ability to launch new products, implement successfully our initiatives to increase throughout and raise prices to absorb cost increases. It is possible that we will not achieve our targeted comparable store revenue growth or that the change in comparable store revenue could be negative. If this were to happen, revenue and profit growth would be adversely affected.

Our failure to manage our growth effectively could harm our business and operating results.

Our plans call for a significant increase in the number of customers. Product supply, financial and management controls and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. We also place a lot of importance on our culture, which we believe will be an important contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Our failure to manage our growth effectively could harm our business and operating results.

New customers’ sales of our products may not be profitable, and the increases in average store revenue and comparable store revenue that we expect may not be achieved.

We expect our new customers’ to have an initial ramp-up period during which they generate revenue and profit below the levels at which we or they expect them to normalize. This is in part due to the time it takes to build a customer base in a new product, higher fixed costs relating to start-up inefficiencies that are typical of introduction of new products. Our ability to supply new customers profitably and increase average customer revenue and comparable store revenue will depend on many factors, some of which are beyond our control, including:

1.	executing our vision effectively;

2.	initial sales performance of new product;

3.	competition, either from our known competitors in the beverage industry, or others entering into our chosen markets

4.	changes in consumer preferences and discretionary spending;

5.	consumer understanding and acceptance of the Ecstasy experience;

6.	general economic conditions, which can affect store traffic, local labor costs and prices we pay for the ingredients, equipment and other supplies we use; and

7.	changes in government regulation.

Our customers and suppliers could take actions that harm our reputation and reduce our profits.

Customers and suppliers are separate entities and are not our employees. Further, we do not exercise control over the day-to-day operations of our customers and suppliers. Any operational shortcomings of our customers and suppliers are likely to be attributed to our system-wide operations and could adversely affect our reputation and have a direct negative impact on our profits.

We could face liability from our customers, suppliers or government.

A customer, supplier or government agency may bring legal action against us based on the customer/ supplier relationships. Various state and federal laws govern our relationship with customers and suppliers. If we fail to comply with these laws, we could be liable for damages to customers or suppliers and fines or other penalties. Expensive litigation with our customers/suppliers or government agencies may adversely affect both our profits and our important relations with our customer/suppliers.

We may not be able to raise additional capital on acceptable terms.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions, such as financial covenants under our credit facility. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

Litigation could adversely affect us by distracting management, increasing our expenses or subjecting us to material money damages and other remedies.

Our customers could file complaints or lawsuits against us alleging that we are responsible for some illness or injury their customers suffered at or after a visit to their stores, or that we have problems with food quality or operations. We are also subject to a variety of other claims arising in the ordinary course of our business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment significantly in excess of our insurance coverage for any claims could materially and adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could adversely affect our results. The food and beverage services industry has been subject to a growing number of claims based on the nutritional content of food products they sell and disclosure and advertising practices. We may also be subject to this type of proceeding in the future and, even if not, publicity about these matters (particularly directed at C-stores and other approved channels, the quick-service and fast-casual segments of the industry) may harm our reputation or prospects and adversely affect our results.

The Need for Additional Financing and the Uncertainty About the Timing of the Receipt of Additional Funding May Inhibit Our Ability to Implement Our Growth and Business Plan.

We believe that we will need approximately $9,000,000 over the next twenty-four months to fund our marketing efforts and further development of our product line. If our initial raise is between $1,000,000 and $2,500,000, it will not be sufficient for our growth beyond our initial period, and we will need to follow this offering with another. There can be no assurance that we will be able to raise this amount or the total of $9,000,000 for operations and marketing requirements for the next twelve to eighteen months. Even if we achieve raising this amount, there can be no assurance that our planning is accurate, that our operations will generate sufficient cash in a timely manner, and that such funds will be sufficient for the purposes of our business.

The failure to generate sufficient cash flows or to raise sufficient funds may require the Company to delay or abandon some or all of its development and expansion plans or otherwise forego market opportunities and may make it difficult for the Company to respond to competitive pressures, any of which could have a material adverse effect on the Company's business, results of operations, and financial condition.

We Depend on Gareth West and the Loss of him would Delay Our Development or Threaten Our Ability to Implement Our Business Plan.

Our future performance depends in significant part upon the continued service of our Chief Executive Officer, Gareth West; the loss of his services could have a material adverse effect on our business, prospects, financial condition and results of operations. The Company does not presently maintain key man life insurance on Mr. West, but may obtain such insurance at the discretion of its board of directors for such term as it may deem suitable or desirable.

Our future success also depends on our ability to attract and retain highly qualified technical, sales and managerial personnel.  Although the Company feels that we have established a sufficient pool of talent that has committed to enter into employment agreements, we also recognize the fact that competition for such personnel can be intense, and there can be no assurance that we can continue to attract, assimilate or retain highly qualified technical, sales and managerial personnel for favorable compensations in the future.

We May not be Able to Manage Successfully the Growth of Our Company Resulting in Possible Failure or Flawed Implementation of our Business Plan.

While we believe that our products can be readily scaled to accommodate large or very large volume, we cannot be certain of that belief until such scaling occurs. In addition, significant growth will require more than marketing capabilities, capabilities such as its operating and financial procedures and controls, replacing or upgrading our operational, financial and management information systems and attracting, training, motivating, managing and retaining key employees. If the Company's executives are unable to manage growth effectively, the Company's business, results of operations and financial condition could be materially adversely affected.

Governments May Regulate or Tax our Activities in Unexpected Way Forcing Modification of Our Business Plan or Threatening its Successful Implementation.

Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to the Company's business could have a material adverse effect on the Company's business, results of operations and financial condition. Alcohol is a controlled substance and is regulated by the federal government. As a wholesaler, Encore Brands has obtained a federal permit to distribute the brand in the U.S.

The Treasury Department’s Tobacco Trade and Tax Bureau (TTB) has approved the product formula and label for Ecstasy Liqueur. It is currently considering rules to mandate standardized labeling information on beer, wine and distilled spirits and has sought public comments.

We Compete with Several Well Established Enterprises and Risk that They or Others May Bring Those Resources to Compete With Us in a Manner that we May not be Able to Meet.

While we have confidence in our product development and plans, the competitive environment is dynamic and rigorous, and there can be no assurance that we will succeed, even partially, in marketing our products.

Liability Claims.

The Company may face costly liability claims by consumers. Any claim of liability by a client, employee, consumer or other entity against us, regardless of merit, could be costly financially and could divert the attention of our management. It could also create negative publicity, which would harm our business.

Our Company is Under the Control of Our Executives and Implementation of Our Business Plan Depends Upon Their Competence and Expertise.

The Company is currently controlled by Gareth West who currently owns 14,000,000 shares of our common stock or 87% of the issued and outstanding common stock. Mr. West will initially retain effective control over the Company’s operations, including the election of a majority of its board of directors, the issuance of additional shares of equity securities, and other matters of corporate governance. Based upon the Company's current business plan, it is anticipated that Mr. West will continue to have effective but not ultimate control of the Company well into future. Additionally, the Company intends to add Board Members and Key Employees.

No Assurance of Payment of Dividends.

Should the operations of the Company become profitable it is likely that the Company would retain much or all of its earnings in order to finance future growth and expansion. Therefore, the Company does not presently intend to pay dividends, and it is not likely that any dividends will be paid in the foreseeable future.

RISKS ASSOCIATED WITH THIS OFFERING

You may not be able to sell your shares in Encore Brands because there is no public market for Encore Brands stock.

There is no public market for Encore Brands common stock. One individual affiliated with the company currently owns 87% of the Encore Brands issued and outstanding common stock. Therefore, the current and potential market for Encore Brands common stock is limited. No market is available for investors in Encore Brands common stock to sell their shares if the Company does not acquire listing status. Encore Brands can not guarantee that a meaningful trading market will develop.

If Encore Brands stock ever becomes tradable, of which Encore Brands can not guarantee success, the trading price of Encore Brands common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond Encore Brands control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of Encore Brands stock.

Investors may have difficulty liquidating their investment because Encore Brands’ stock will be subject to Penny Stock Regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Encore Brands shares, thereby reducing the level of trading activity in any secondary market that may develop for Encore Brands shares. Consequently, customers in Encore Brands securities may find it difficult to sell their securities, if at all.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The principal shareholder of Encore Brands, Gareth West directly acquired 14,000,000 restricted shares of Encore Brands common stock at a price per share of $0.001 for services. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Encore Brands common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

All of Encore Brands’ issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on these shares is lifted, and the shares are sold in the open market, the price of Encore Brands common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 16,119,033 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided Encore Brands is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Encore Brands currently has one shareholder who owns 14,000,000 restricted shares or 87% of the aggregate shares of outstanding common stock. When these shares become unrestricted and available for sale, the sale of these shares by the individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of Encore Brands common stock in any market that might develop.

Encore Brands is selling the shares offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

Gareth West and Encore Brands’ officers and directors are offering the common shares on Encore Brands’ behalf. There is no broker-dealer retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that Encore Brands is capable of selling all, or any, of the common shares offered hereby.

Use Of Proceeds

The estimated net proceeds to the Company from the sale of the 20,000,000 shares, of Common Stock offered hereby are estimated to be approximately $9,000,000 after deducting estimated underwriting discounts and offering expenses.  The Company intends to use the net proceeds of this offering to fund marketing and sales solutions it has developed, summarized as follows:

In the first 24 months the projected use of funds has been forecasted as follows:

Company Operations

	At 25% Maximum Offering	At 50% Maximum Offering	At 75% Maximum Offering	At the Maximum Offering

Management/Distribution	411,250	847,500	$1,250,000	1,765,000
Sales and Marketing	1,100,000	2,500,000	$3,900,000	5,200,000
Sub Total:	1,511,250	3,347,500	$5,150,000	6,965,000

Business Travel:

Long Distance	65,000	112,500	$200,000	225,000
Local	10,000	20,000	$30,000	40,000
Sub Total	75,000	132,500	$230,000	265,000

General & Administrative	140,000	160,000	$180,000	240,000

Legal Expense (Patents, TM’s, etc.)	150,000	175,000	$200,000	200,000

Medical & Professional Endorsements	10,000	20,000	$30,000	40,000

Liability Insurance	40,000	40,000	$40,000	40,000

Advertising Expenses:

Samples	30,000	62,500	$100,000	125,000
Trade Show/Exhibit	18,750	37,500	$50,000	75,000
Product R&D	0	0	$0	0
Package Design	0	0	$0	0
Public Relations	50,000	100,000	$170,000	200,000
Web Development	25,000	25,000	$50,000	50,000
Media/Collateral	100,000	200,000	$300,000	400,000
Sub Total	223,750	425,000	$670,000	850,000

Initial Production & Inventory	100,000	200,000	$300,000	400,000

Directors & Advisors	0	0	$0	0

Total Required Start Up Capital	2,250,000	4,500,000	$6,800,000	9,000,000

We may not be able to build out our business plan and support our growth if a significant amount of the offering is not achieved.   If less than the full amount is raised we would need to cut back on our projected budget on a pro rata basis.
As of September 30, 2008, the Company had not yet achieved profitable operations and has no cash which will not be sufficient to sustain operations over the next fiscal year, all of which casts substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds from equity financing; however there is no assurance of additional funding being available.

The chart above represents our best estimate of our allocation of the net proceeds of this offering based upon current plans and estimates regarding anticipated expenditures. Actual expenditures may vary substantially from these estimates.

We anticipate, based on management's current plans and assumptions relating to our operations, that the net proceeds of this offering, if the maximum subscription is achieved, will be sufficient to satisfy our contemplated cash requirements to implement our expansion and marketing plan. If the proceeds of the offering are smaller or are insufficient to fund the implementation of our business plan (due to a change in our plans or a material inaccuracy in our assumptions, or as a result of unanticipated expenses, or other unanticipated problems), we will be required to seek additional financing sooner than currently anticipated in order to proceed with such implementation.

To the extent we raise less than 25% of the offering, we will reduce our costs in the most effective way in order for us to proceed with our business plan. If less than 10% of the capital is raised, then the Company will have to abandon all of its development and expansion plans and otherwise forego market opportunities.

THE FOREGOING REFLECTS ONLY ESTIMATES OF THE USE OF THE PROCEEDS FOR 25% TO 100% OF THE MAXIMUM SUBSCRIPTION. IF LESS THAN 25% OF THE MAXIMUM SUBSCRIPTION IS ATTAINED, THE AMOUNTS WILL BE ADJUSTED APPROPRIATELY. ACTUAL EXPENDITURES MAY VARY MATERIALLY FROM THESE ESTIMATES.

If any amount of the proceeds is to be used to reimburse any officer, director, employee or stockholder for services already rendered, assets previously transferred, or monies loaned or advanced, or otherwise, explain.

None

Indicate whether the Company is having or anticipates having within the next 12 months any cash flow or liquidity problems.

If not enough capital is raised through this offering, then we will have cash flow and liquidity problems.

Whether or not it is in default or in breach of any note, loan, lease or other indebtedness or financing arrangement requiring the Company to make payments. Indicate if a significant amount of the Company's trade payables have not been paid within the stated trade term.

None of the above

State whether the Company is subject to any unsatisfied judgments, liens or settlement obligations and the amounts thereof. Indicate the Company's plans to resolve any such problems.

None

Indicate whether proceeds from this offering will satisfy the Company's cash requirements for the next 24 months and whether it will be necessary to raise additional funds. State the source of additional funds, if known.

If all shares are sold, the proceeds will satisfy the company’s needs for the next 24 months. If additional funds are needed, another offering will be made.

The need for additional capital would arise in the event of accelerated expansion such as meeting the needs of overseas growth, manufacturing, etc. The additional capital would come from the issuance of authorized stock not sold in the initial offering or some form of debt instrument.

We anticipate that our monthly expenditures will expand to approximately $300,000 within three to four months following the close of this offering. See Management’s Discussion and Analysis of Financial Condition and Results of Operations – Plan of Operation.

Determination Of Offering Price

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to the company’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  Accordingly, the offering price should not be considered an indication of the actual value of our securities.

Dilution of the Price You Pay for Your Shares

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also the result of the lower book value of the shares held by our existing shareholders.

After giving effect to the sale of 20,000,000 shares of Common Stock offered by the Company hereby, that is the maximum number of shares offered hereby, at an assumed initial public offering price per share of $.45 and the application of the estimated net proceeds therefrom (after deducting underwriting discounts and other estimated offering expenses), the net tangible book value of the Company as of December 15th, 2008, under the assumptions set forth above and after giving effect to the sale of maximum number of shares offered hereby, would increase from $0.00 to $0.25 per share. This represents an immediate increase in the net tangible book value of $0.25 per share to current shareholders, and an immediate dilution of $0.20 per share to new investors or 44%.

The following table summarizes the per share dilution:

Public offering price per share	$.45
Net tangible book value per share before this offering	$.00
Increase per share attributable to new investors	$.25
Adjusted net tangible book value per share after this offering	$.25
Dilution per share to new investors	$.20
Percentage dilution	44%

The following tables set forth for the maximum number of shares offered hereby as of December 15th, 2008, (i) the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by the current shareholders, and (ii) the number of shares of Common Stock included in the shares to be purchased from the Company and total consideration to be paid by new investors in this offering at an offering price of $.45 per share.

	Shares Purchased		Total Consideration	Average Price
	Number	Percent	Amount	Percent	Per Share
Current shareholders	16,119,033	45%	$0	0%	0
New investors	20,000,000	55%	9,000,000	100%	.45
Total	36,119,033	100.0%	$9,000,000	100%

Dividend Policy

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business. See “Description of Securities”

SELLING SECURITY HOLDERS

The 69 selling shareholders are offering 619,033 shares of common stock already issued. The shares are included in the following table.

Except as otherwise noted, all of the above issuances were exempt from registration under Regulation D of the Securities Act.

The following table provides as of December 15th, 2008 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

•	the number of shares owned by each prior to this offering;

•	the total number of shares that are to be offered for each;

•	the total number of shares that will be owned by each upon completion of the offering; assuming all shares are sold that are being registered;

•	the percentage owned by each; and

•	the identity of the beneficial holder of any entity that owns the shares.

Name of Selling Shareholder	Shares Owned Prior to this Offering (1)	Percent (%)	Maximum Number of Shares Being Offered	Beneficial Ownership After the Offering	Percentage Owned Upon Completion of the Offering
JONATHON SPANIER	1,111	*	1,111	0	0
LAURA WILSON	500	*	500	0	0
PATRICK BERTAGNA	500	*	500	0	0
GABRIEL PADRUZNY	200	*	200	0	0
TRACY GLASS	50,000	*	5,0,000	0	0
CAMERON O’DONNELL	5,000	*	5,000	0	0
LOUIS ROSENBAUM	2,000	*	2,000	0	0
MARY DAILY	2,000	*	2,000	0	0
SIMON ADAMS	2,000	*	2,000	0	0
ANDREW DUNCAN	2,611	*	2,611	0	0
MURRAY WILLIAMS	611	*	611	0	0
KELLY WILLIAMS	500	*	500	0	0
MARK ABDOU	5,000	*	5,000	0	0
DAVID KAUFMAN	50,000		50,000	0	0
JEFF KAUFMAN	500	*	500	0	0
JOHN KAUFMAN	500	*	500	0	0
GREG WALLACE	20,000	*	20,000	0	0
STACY CLUNIES-ROSS	300	*	300	0	0
CRAIG CLUNIES-ROSS	300	*	300	0	0
DANNY KLEIN	300	*	300	0	0
DIANE KLEIN	300	*	300	0	0
LISA KLEIN	300	*	300	0	0
MICHELLE MELANIE	1,000	*	1,000	0	0
PAUL MORRIS	1,000	*	1,000	0	0
LEATRICE AROFF	20,000	*	20,000	0	0

Name of Selling Shareholder	Shares Owned Prior to this Offering (1)	Percent (%)	Maximum Number of Shares Being Offered	Beneficial Ownership After the Offering	Percentage Owned Upon Completion of the Offering
LIBBIE LANE	250	*	250	0	0
ANDY LANE	250	*	250	0	0
RP CAPITAL – ERICK RICHARDSON & NIMISH PATEL	1,111	*	1,111	0	0
ERICK RICHARDSON & NIMISH PATEL	23,889	*	23,889	0	0
AK PARTNERS – PATRICK AROFF	50,000	*	50,000	0	0
JON MATLICK	30,000	*	30,000	0	0
JEFF BRILL	30,000	*	30,000	0	0
ERIC BARLUND	1,000	*	1,000	0	0
AIDAN LYNCH	30,000	*	30,000	0	0
NED MORRIS	30,000	*	30,000	0	0
CHRIS KING	30,000	*	30,000	0	0
LISA FREMONT	500	*	500	0	0
STEPHANIE GEPHART	500	*	500	0	0
JEFF SHARPE	500	*	500	0	0
PATRICK AROFF	50,000	*	50,000	0	0
ANDY FRASER	20,000	*	20,000	0	0
MURRAY MARTINSON	20,000	*	20,000	0	0
STEVE LYON	500	*	500	0	0
JOHN JONES	500	*	500	0	0
MONICA LUTTMAN	500	*	500	0	0
TOM LEWIS	1,000	*	1,000	0	0
STEVE DANZIGER	25,000	*	25,000	0	0
DAVID SCHWARTZMAN	500	*	500	0	0
PETER PHILANDER	500	*	500	0	0
CHRISTINE STOREY	5,000	*	5,000	0	0
TODD CHERRY	500	*	500	0	0
PATRICIA THEIS	500	*	500	0	0
CESAR ANDRINO	1,000	*	1,000		0
CHRIS WALSH	1,000	*	1,000	0	0

Name of Selling Shareholder	Shares Owned Prior to this Offering (1)	Percent (%)	Maximum Number of Shares Being Offered	Beneficial Ownership After the Offering	Percentage Owned Upon Completion of the Offering
GREG PROVENZANO	2,500	*	2,500	0	0
PETE JOHNSON	2,500	*	2,500	0	0
NORTON MORRIS	2,500	*	2,500	0	0
TIM PHILLIPS	2,500	*	2,500	0	0
TITAN SWANN	20,000	*	20,000	0	0
JOHN & HEATHER WARD	1,000	*	1,000	0	0
DAVE BORNE	7,500	*	7,500	0	0
ICO UGO	12,000	*	12,000	0	0
ROY THORNTON	500	*	500	0	0
LORENA THORNTON	500	*	500	0	0
ANDREW HALPERN	500	*	500	0	0
REBECCA HALPERN	500	*	500	0	0
CEOLLETTE OCONNELL	500	*	500	0	0
DEANNA MENOLD	30,000	*	30,000	0	0
ROBERT ESACOVE	15,000	*	15,000	0	0
TOTAL	619,033		619,033	0	0

(1)
The number and percentage of shares beneficially owned is determined in accordance with the Rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days.

The percentage in the table above are based on the 16,199,033 shares of common stock outstanding on December 15th  2008, and assumes that all shares being registered in this Prospectus are sold by the selling shareholders. * denote less than 1%.

None of the selling shareholders or their beneficial owners has had a material relationship with us other than as a shareholder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the selling shareholders are FINRA registered broker-dealers or affiliates of FINRA registered broker-dealers.

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTORS

This is a self-underwritten offering with no minimum sales required.  This Prospectus is part of a Prospectus that permits our officer and directors to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares that are sold by him.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  Mr. West, our officers and directors, will sell the Shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.           Our officers and directors are not subject to a statutory disqualification, as that    term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.           Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.           Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.           Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i)  and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.45 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the “Expiration Date”).

Sales by Selling Shareholders

In addition to our offering of 20,000,000 shares at a fixed price of $.45 per share through the direct offering, the selling shareholders also intend to sell up to 619,033 common shares at $.45 or prevailing market prices or privately negotiated prices.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

•	on such public markets as the common stock may be trading;

•	in privately negotiated transactions; or

•	in any combination of these methods of distribution.

The sales price to the public may be:

•	$.45 as in this offering

•	the market price prevailing at the time of sale;

•	a price related to such prevailing market price; or

•	such other price as the selling shareholders determine.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

•	not engage in any stabilization activities in connection with our common stock;

•	furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

•	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we nor any of the selling shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

DEPOSIT OF OFFERING PROCEEDS

This is a “best effort,” (DPO) offering and, as such, we will be able to spend any of the proceeds.

PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the company, are irrevocable.   All checks for subscriptions should be made payable to Encore Brands, Inc.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized Common Stock consists of 75,000,000 shares of common stock, par value $.001 per share.  The holders of our common stock (i) have equal rights to dividends from funds legally available, therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from September 16, 2008 through September 30, 2008 included in this prospectus has been audited by the firm of LBB & Associates Ltd., LLP.  We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices Novi & Wilkin has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

PLAN OF OPERATION

On a short-term basis, we have not generated any revenues to cover operations.  Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as we continue development activities. For short term needs we will be dependent on receipt, if any, of private placement proceeds.

We feel if the maximum proceeds are raised we will be good for the next 24 months.  If we do not raise a significant amount of the proceeds we will need to scale back and perhaps do a new funding over the next six months.

If there is a reduction in the amount of proceeds anticipated through this offering it is the companies’ intention to scale the role out plan in terms of number of states launching the ecstasy brand. In addition, the company would reduce the marketing dollars to be spent supporting each of those markets.

By adjusting the timing of these state by state role outs and limiting overhead and marketing expenses the company should be able to balance its goals and the capital requirements necessary to achieve them.

By taking this state by state approach we feel we can best focus our business and drive sales where we see the most positive results and limit our efforts in areas where we feel the ROI is least predictable.

Management feels at this time there is no need for additional R&D as its product line is currently in place.

Any anticipated material changes in number of employees in the various departments such as research and development, production, sales or administration will be based on a “first needs basis”.

We have only common stock as our capital resource. We do not have capital sufficient to meet our expected cash requirements; therefore, we will have to seek loans or equity placements.

Management plans to temporarily advance capital to maintain normal operations. Management has agreed to provide temporary financing to the Company, but is not contractually obligated to do so. If we fail to raise additional funding, we may have to delay, scale back or discontinue some or all of our objectives.

We may  borrow  money to  finance  our  future  operations,  although  we do not currently  contemplate  doing so. Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so. Any such issuance will reduce the control of previous investors (see "Risk Factors") and may result in substantial additional dilution to investors purchasing shares from this offering.

We do not believe that we are a candidate for conventional debt financing and we have not made arrangements to borrow funds under a working capital line of credit. We believe that the most likely source of future funding, if any, will be the sale of equity or borrowings from related parties, however, we have no firm or written agreements regarding financing. Our future is dependent upon our ability to obtain financing.

General Information

Encore Brands is a wholesale distributor of alcoholic beverages. We intend to utilize a small marketing focused team with decades of experience in brand building to create significant sales of unique noncompeting brands on and off premise in the U.S. market place. It currently has the right and exclusive license to distribute Ecstasy Brand Liqueur in the United States, one of the world’s first premium enhanced spirits.

Encore Brands Inc has entered into a license agreement with Encore Brands LLC   pursuant to which Encore Brands Inc has the limited exclusive right to sell, distribute and market Ecstasy Brand Liqueur in the United States of America and Canada.

Encore Brands Inc has issued to Encore Brands LLC 1,500,000 shares of its common stock @ $.001 ($1,500) as full and adequate compensation for the exclusive rights to sell and distribute Ecstasy Brand Liqueur in the United States and Canada.  Terms of the agreement are 36 months.

The concept behind Ecstasy Liqueur is a combination of flavored liqueur and energy drink which is a growing taste preference among drinkers.  The combination produced is a 70-proof clear spirit with pomegranate and citrus flavors, column distilled four times from winter white wheat and yellow corn.  Exotic herbs, which are the energy-stimulating ingredients, are ginseng, guarana, taurine, and caffeine.  Ecstasy is produced in such a way that it can be consumed straight up or be mixed with other ingredients as cocktails.

Since competition among vodka drinks is largely dependent on brand differentiation and provocative marketing angles, “Ecstasy” as a brand name may be said to have high recall ability – evoking “overwhelming bliss and emotion” and “heightened capacity for exceptional thought and experience” – and may be reflective of the drink itself.

Among all types of spirits, it seems that vodka is the type that largely invests on perfecting its packaging in order to entice prospective drinkers.  Ecstasy is no exception, as it invests substantially on its packaging, using a designer red corked bottle made from Venetian glass.  It aims to stand out from other bottles due to its color and the prominently-placed “X” which also has its own appeal.  With the provocative name and stylized design, Ecstasy Liqueur is effective in grabbing the attention of its target customers.

Within the enhanced spirits sector, the trend of trading up is evident from the marked prices of the products including Ecstasy.  All of Ecstasy’s direct competitors have priced their 750mL bottles above US$20, which already falls within the super-premium range.  These enhanced spirits have aptly positioned themselves in the high-growth price tier.  Based on vodka volume growth, the super premium range registered the highest year-on-year growth with 14.2 percent compared to other price tiers of vodka in 2007.  If pricing strategies for vodkas are also applied to energy-infused vodkas, this would mean that enhanced spirits are riding on the high-growth bandwagon, pricing their products at super-premium levels to generate high margins.  Though marketing and brand identity are integral for spirits in general, vodka sales apparently are highly-driven by the packaging, designed to grab the attention of any casual drinker, which makes these drinks highly-priced – “don’t sell the steak, sell the sizzle.”  Ecstasy, in particular, is priced in the upper half of the super-premium level among enhanced spirits.

Enhanced spirits derive their product qualities from both the vodka and energy stimulants used.  Vodka is generated by the distillation of a fermented substance, usually potatoes and molasses, along with water and ethanol.  Energy-vodkas are usually either 80-proof or 70-proof in terms of alcoholic content, while the smoothness is determined by the distillation process.  Super-premium vodka brands, where most enhanced spirits have priced themselves at, are usually smoother and distilled more times compared to the premium brands.  For energy stimulants, the ingredients used are those commonly found in energy drinks such as caffeine, taurine, guarana, ginseng, and yerba mate.  Each energy-vodka has its own combination of ingredients, with Ecstasy having four of the five commonly used energy stimulants.  It is expected that the combination of stimulants will have a large impact on the level of energy boosting that the drinker will experience.

Distribution for enhanced spirits is done either on-premise (restaurants, bars, nightclubs) or off-premise (liquor and convenience stores).  Most of Ecstasy’s competitors have already reached most of the states, with some brands already having the most geographical reach within the U.S. and also opting to expand to the international market.

Before distribution can be implemented, registration with each state government must be accomplished.

While the company will maintain an office as its corporate headquarters, its overhead will be kept low by outsourcing noncore work like maintaining compliance and holding the minimum necessary inventory and focusing on the delivery and marketing of the product.

Utilizing its distributor partners and the 3 tier system the company will be able to maintain high margins and scalable growth without significantly increasing overhead.

By reinvesting capital in the growth of brand as it reaches critical mass and becomes cash flow positive, the company’s marketing costs as a percentage of sales should decline.

By looking to partner and expand with broker participation in addition to inside sales, the company will look to add additional noncompeting brands at such time it would not jeopardize focus or add significant overhead yet provide incremental revenue sources.

INDUSTRY BACKGROUND

Detail the industry and competitive situation, including any relevant trends, which the Company operates in:

Source: The Alcoholic Drinks Market Outlook to 2008

Despite a roller-coaster year for the U.S. economy, the country’s beverage industry saw solid growth in 2007.  The alcoholic segment, posting 1.4 percent growth, edged the 1.3 percent expansion of the refreshments or non-alcoholic market.  The alcohol industry – which sources its revenue either from off-premise (i.e. wholesale, retailers) or on-premise (i.e. restaurants, bars) sales – has three divisions, namely: beer, distilled spirits, and wine.  The emergence of premium and craft beer, the rising popularity of cocktail culture, and continuing experimentation with ‘Old and New World’ wines are its respective growth drivers. Beverage type by revenue market share is little changed from 2006 when the allocation stood at: beer (50.5 percent), spirits (33.0 percent) and wine (16.5 percent).  Although beer still seems to be the alcohol beverage of choice by most Americans, it posted the lowest volume growth rate in 2007 with 1.4 percent.  Outperforming the brewed beverage are the distilled spirits with 2.4 percent volume growth and the fermented wine with 4.0 percent.

Spirits

The spirits sector, whose products range from vodka, rum, whiskey, tequila, and bourbon – to name a few – accounted for 33.1 percent of total alcohol revenue in the U.S. for 2007.  Sales of the distilled concoction has risen 5.6 percent in 2007 to US$18.2 billion while volume grew by 2.4 percent to 181.5 million cases.  The industry trade association – Distilled Spirits Council of the U.S. or DISCUS – expects modest sales growth as it forecast sales to expand by 4.6 percent (US$19 billion) and volume to increase by 1.9 percent (185 million cases). Growth drivers are continued ‘premiumization’, solid off-premise sales, the growing cocktail culture, and steady population growth of the 21 and older demographic.  The term ‘premiumization’ describes the trading up trend wherein consumers exhibit greater preference for high-priced alcoholic beverages.  Off-premise sales versus on-premise sales of spirits show a large discrepancy – the former holds a fourfold advantage over the latter, which is suffering perhaps due to considerable product mark-ups in restaurants, bars, and other similar establishments. The strong demand for spirits prevails despite the economic slowdown mainly due to the buoyant growth of the high-end premium and super-premium product segments.  However, the value and premium spirits continue to make up the largest share in terms of volume as they account for a combined 70 percent of the segment total.

Vodka

Based on the findings of DISCUS, the top five product segments in the spirits division are: vodka, rum, cordials, Canadian whiskey, as well as bourbon and Tennessee whiskey, in that order.  Owing to vodka’s dominant role, DISCUS aptly nicknamed vodka as the ‘Spirit of the Industry’.  In 2007, vodka sales reached a spirits-leading US$4.3 billion or roughly 24 percent of total spirits segment revenue.  It also accounted for 28.5 percent of spirits industry volume with 51 million 9-liter cases.  The growth outlook for vodka is promising.  It is a versatile, highly mixable beverage making it the predominant base for the newly-emerging bar staple – cocktails.  Moreover, vodka could either be drank on-the-rocks, straight, or mixed with fruits, syrup, etc.

In the U.S. spirits market, vodka is czar.  Eight out of the Top 20 Liquor Products in the U.S. are vodka brands, which account for 39.1 percent of the list’s total sales.  The average growth of vodka (4.39 percent) outperforms that of the group average (3.84 percent).  Not surprisingly, the top spot is occupied by a vodka brand, Smirnoff.  The fact that the combined US$461.20 million revenue for 2007 of the Top 5 Vodka Brands in the U.S. make up 10.6 percent of total spirits sales further emphasizes how lucrative the product segment is in the U.S. market.  In addition, the U.S. market accounts for a majority of global vodka sales. Innovation has transformed vodka over the years, infusing the clear liquor with natural spices and fruit flavors.  Flavored versions, which have sprung up to provide taste variations, now represent 14 percent of total vodka sales.  Recently, distillers have started to diversify towards the higher-end of the price spectrum – a strategy that is paying off.  The 2007 growth of the expensive super-premium vodka topped the combined increase of the lower-tiered value, premium, and high-end segments.

PRINCIPAL PRODUCTS AND THEIR MARKETS

Describe the industry segment and geographic area in which the business competes or will compete:

Enhanced Spirits (Vodka-based)

Direct competitors of Ecstasy are vodka-based drinks that are infused with stimulants typically present in energy drinks – whether singly or in combination – such as guarana, taurine, ginseng and caffeine.  As of this writing, there are already eight competing brands in the United States, including Ecstasy, along with another brand about to enter the market of energy-infused vodkas.

Brand Profile.  Brands competing directly with Ecstasy are vodka-based, differentiating their tastes based on particular fruit flavors such as peach, pomegranate, and citrus.  Product processes also differ between brands, in terms of the number of repeated distillations and the fermented substance used.  Alcoholic content among competitors are either 80-proof or 70-proof and because they are vodka-based, these brands can be drank straight up or mixed to produce cocktails.  The usual energy stimulants or ingredients used are caffeine, taurine, guarana, ginseng, and yerba mate.  Energy-infused vodkas started in 2004, with most brands entering the market in 2007.

Target Market.  Ecstasy’s competitors have generally targeted the party and club drinkers, which is usually attracted to this type of drink since it allows them to be continually energized while socializing in the crowd.  Based on their marketing campaigns, some brands also intentionally carved out their market niches, such as Blue Lotus and 3 AM which set out to entice health-conscious drinkers.

Market Coverage.  As these brands are relatively new entrants to the spirits markets, most are concentrating on expanding their geographical reach in the United States, like Ecstasy.  This proves to be an arduous process as each state has its own laws relating to alcoholic beverages.  Half of the brands have reached over half of the total states while some have already made inroads in other countries.

Pricing.  All of the brands have positioned their prices in the super-premium range, which sells upwards of US$20 a bottle.  This attests to the type of drinker that these brands want to attract, along with the complexity of manufacturing these types of drinks.  Comparatively, Ecstasy will be priced in the upper half of the super-premium range.

Marketing Strategy.  Ecstasy’s competitors have based most of their marketing points on the “energy” factor of their drinks, emphasizing how it will enable people to keep up with night activities despite alcohol consumption.  Some also emphasize added features such as Blue Lotus’ “good for the soul” tagline to emphasize all-natural ingredients, or Everglo’s “powerfully smooth” tagline to emphasize its taste.

Does the Company differentiate itself by price, service or some other factor.

The product itself is unique and at the forefront of the next category of growth in the spirits industry. That category being Enhanced Spirits. Ecstasy liqueur will be premium priced at slightly higher than Kettle One and below that of Grey Goose.  This is at the lower end of the Enhanced Spirit category with many brands higher than Grey Goose.

Indicate the current (or anticipated) prices for the Company’s products, or the formula for determining such prices, and show how these prices compare with competitors’ products (services).  Include a description of any variations in product (or services) features.

The prices for Ecstasy Liqueur are as follows, depending on bottle size and type of customer:

•	Distributor Level

o	1.0L: $115 - $125 per 6-in case

o	750ml: $96 - $114 per 6-in case

o	375ml: $96 - $114 per 12-in case

o	50ml: $135 - $145 per 72-in case

•	End Customer

o	On Premise (depending on drink, venue, and market)

▪	Cocktails: $6-$25 per drink

▪	Bottle Service: $250-$500 per bottle

o	Off Premise / Retail (depending on volume, outlet and market)

▪	1.0L: $31.99 - $37.99 per bottle

▪	750ml: $26.99 - $32.99 per bottle

▪	375ml: $13.99 - $16.99 per bottle

▪	50ml: $2.99 - $3.49 per bottle

Describe specifically the marketing strategies the Company is employing or will employ in penetrating its market or in developing a new market. Detail the timing and size of the results of this effort which will be necessary in order for the Company to be profitable.

PROMOTION STRATEGY

The company aims to gain brand loyalty through local advertising and promotions, sponsored events, buyer/staff and distribution incentives, and entertainment and PR hits.  Ecstasy hopes to attain national exposure in order to drive both awareness and sales in its present market.  At the same time, it would draw inquiries from untapped markets as well.  Its on and off-premise promotions, led by the sales management team, are expected to pay off in increased awareness and higher sales.

Ecstasy will kick off promotional campaigns with launch parties, supported by on-premise samplings, on and off-premise giveaways, and specialty drinks and menus.  Product brochures, press kits, signage, banners, public relations, product placement, sponsorships and internet-based marketing were also utilized to maximize brand exposure and awareness.

Ecstasy will also distribute in state consumer trade shows where retailers are also invited.  This allows the sales team to meet up with the retailers who are hard to get in touch with.  Advertising and promotion will also be achieved through staff training of on-premise locations; bartenders and wait-staff will be trained to fully-understand the product and market it to customers.  Incentives will then be given to them in order to motivate sales efforts.  Brand training and telemarketing, which familiarize dealers with the product, are other advertising means that the company will use.

Since public relations gimmicks are effective promotion measures, the company will participate in high-profile events to create an affinity for the brand that will resonate with its target market and help build brand loyalty, and ultimately drive sales upward.  Among numerous high-profile promotional and sampling campaigns will be: the Super Bowl, Sundance Film Festival, the Oscars, L.A. and Miami Fashion Weeks, film premieres, musical performances, and gallery and studio openings.

The company will separate the country into tier 1 and tier 2 markets. It is the intention of the company to achieve significant market coverage of at least 10 markets and case volume in the first 12 months of operation of 20,000 cases; ramping up to 60,000 in year 2 and 100,000 in year 3.

A tier 1 market will require approximately $600,000 in annual promotional support with tier 2 requiring $300,000.

Market Coverage

The Tobacco Trade and Tax Bureau (TTB) has approved the Ecstasy label which is only currently registered for sale in Arizona, California, Colorado, Florida, Illinois, Kentucky, New Jersey, New York, and Wisconsin with new markets to be added. The company will focus on core markets’ on-premise sales in its first year and will expand into off-premise distribution.

By the end of 2010, it will be available in the top twenty markets on-premise accounts in the U.S.

Dealer Support

Encore Brands’ will utilize the mandatory US 3-tier alcohol distribution system. The company will build ties with highly-capable distributors across the United States; the most notable of these is  the nation’s largest distributor, Southern Wine Spirits of America (SWS) as well as services of regional distributors, such as Edison Liquor Corp for Wisconsin, Empire in Georgia, Burke in Massachusetts, and Fedway Associates Inc. for New Jersey, are also availed.

Brand Awareness and Recall

Due to the limited information in terms of sales performance by energy-infused vodkas, market position of players can just be derived from brand awareness.  Although enhanced spirits is still an emerging market in the spirits sector, strong market positions are gradually being established by the continued entrants of players into the segment and the continued geographical expansion of existing brands. Energy-infused vodkas that have entered the market at an early stage have already garnered some recognition.  P.I.N.K. vodka has accepted awards such as the 2008 “Rising Star” Growth Brand Award (Beverage Information Group), one of Top 50 Spirits of 2007 (Wine Enthusiast Magazine), 11 Beverage Dynamics Advertising and Promotions Awards, and American Graphic Design Award for bottle design.  Blue Lotus was awarded the Gold Medal in the San Francisco World Spirits Competition 2008.  Brands in this segment have invested much to increase brand awareness and recognition, ushering press releases and drink commentaries for print media, and organizing sampling parties and sponsoring events to increase product exposure.

DISTRIBUTION METHODS

Premium spirit brands have become the darling of the alcoholic beverage industry. While beer and wine sales have been relatively flat for the past several years, the premium spirit segment has maintained high growth which analysts predict will continue for years to come as the drinking age population expands and tastes evolve.

Today’s trends continue to be primarily white spirits, flavors, and active or enhanced ingredients.

While 500 times distilled, overly hyped vodkas still abound and more and more varieties of tequila are produced. The enhanced spirit category is still untapped with only a hand full of brands available.

Today’s next generation of drinkers have grown up on energy drinks and functional beverages. When they go to the bar their first instinct is to combine their common beverage with alcohol. They are not looking to drink their parents booze such as a gin and tonic, scotch or a screw driver. This young demographic is the hottest segment of the market place and is underserved by all of the retreads of the same old products.

Encore’s approach will be to identify a key market demographic and focus on that consumer till reaching an awareness and mass level to move to a wider distribution presence including retail. Utilizing relevant communications and grass roots marketing, Encore will make the brand resonate in the consumers mind and be a part of their behavior.

By creating pivotal catalysts for trial and awareness, Encore will leverage the distribution network to support the key markets serving this demographic and utilize additional broker support when Encore’s own inside sales people are not available.

Name any customers that account for, or are anticipated to account for a major portion (20% or more) of the Company's sales.

Southern Wine & Spirits

Describe any major existing sales contracts.

None

If applicable, set forth the backlog of written firm orders for products and/or services as of a recent date (within the last 90 days) and compare it with the backlog of a year ago from that date.

Not Applicable

State the size of typical orders. If the Company's sales are seasonal or cyclical, explain:

The company intends to have orders average between $1,500 and $10,000. There is seasonality to the business which is heaviest in the October, November, December quarter, sometimes resulting in up to 50% of a year sales for many companies.

STATUS OF ANY PUBLICLY ANNOUNCED PRODUCTS

None at this time

COMPETITION

Due to the limited information in terms of sales performance by energy-infused vodkas, market position of players can just be derived from brand awareness.  Although enhanced spirits is still an emerging market in the spirits sector, strong market positions are gradually being established by the continued entrants of players into the segment and the continued geographical expansion of existing brands.

Energy-infused vodkas that have entered the market at an early stage have already garnered some recognition.  P.I.N.K. vodka has accepted awards such as the 2008 “Rising Star” Growth Brand Award (Beverage Information Group), one of Top 50 Spirits of 2007 (Wine Enthusiast Magazine), 11 Beverage Dynamics Advertising and Promotions Awards, and American Graphic Design Award for bottle design.  Blue Lotus was awarded the Gold Medal in the San Francisco World Spirits Competition 2008.  Brands in this segment have invested much to increase brand awareness and recognition, ushering press releases and drink commentaries for print media, and organizing sampling parties and sponsoring events to increase product exposure.

Encore Brands may find it difficult to penetrate the market due to the presence of these more established incumbent players.  It needs to overcome recognized brand identity of and customer loyalty gained by its competition.  For this reason the name Ecstasy which is familiar with the key demographic and catchy name is expected to transform the product into a top-of-mind brand.

Manufacturing and distribution capacity of potential rival companies may enable them to hold cost advantages over the smaller-scale operation of a company like Encore.

SOURCES AND AVAILABILITY OF PRODUCTS

Encore Brands will have a supplier agreement with Distilled Resources to provide product, warehousing and consulting to the company. The terms for product will be net 30 and all shipments to distributors require Federal excise tax to be paid prior to delivery to the distributor. The company will rely on Distilled Resources to provide product, Boise Cascade for packaging and Ignite advertising for marketing materials. These will all be on a contract basis with no retainer agreements or binding obligations for future work. Currently the company does not have a second source of product. It will rely on Distilled Resources to provide all production of Ecstasy Liqueur.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We anticipate Southern Wine & Spirits will be a major customer.

Describe the Company’s intellectual properties:  patents, copyrights, trade secrets or other proprietary information.

Encore Brands Inc has entered into a license agreement with Encore Brands LLC   pursuant to which Encore Brands Inc has the limited exclusive right to sell, distribute and market Ecstasy Brand Liqueur in the United States of America and Canada.

Encore Brands Inc has issued to Encore Brands LLC 1,500,000 shares of its common stock @ $.001 ($1,500) as full and adequate compensation for the exclusive rights to sell and distribute Ecstasy Brand Liqueur in the United States and Canada.  Terms of the agreement are 36 months.

Currently the company operations depend wholly on the license and sale of the Ecstasy Brand Liqueur and its successor rights. The current license is good through September 16, 2011. This exclusive license and the successor agreement is automatically extended every three years unless both parties wish to make a significant change to the agreement.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS

We do not require any government approval for our Ecstasy Liqueur product. It has been approved by the TTB and FDA.

GOVERNMENT AND INDUSTRY REGULATION

Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to the Company's business could have a material adverse effect on the Company's business, results of operations and financial condition. Alcohol is a controlled substance and is regulated by the federal government. As a wholesaler, Encore Brands has obtained a federal permit to distribute the brand in the US.

The Treasury Department’s Tobacco Trade and Tax Bureau (TTB) has approved the product formula and label for Ecstasy Liqueur. It is currently considering rules to mandate standardized labeling information on beer, wine and distilled spirits and has sought public comments.

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws.  We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date.  We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Indicate any supplemental benefits or incentive arrangements the Company has or will have with its employees.

All employees and consultants will have incentives of cash or stock for reaching sales goals either quarterly or yearly.

DESCRIPTION OF PROPERTY

The company has no significant assets and does not intend to purchase property, plant or equipment. Office equipment such as computers, cell phones or PDA’s necessary for the conducting of business are the only hard assets currently being considered for purchase.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and directors, who will offer and sell the Shares are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

FINANCIAL STATEMENTS

Our fiscal year end is September 30.  We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, September 16th 2008 to September 30th 2008 and the unaudited financial statements for the the three-months ended March 31, 2009 immediately follow.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Encore Brands, Inc.
(A Development Stage Company)
Carson City, Nevada

We have audited the accompanying balance sheet of Encore Brands, Inc. (the “Company”) as of September 30, 2008, and the related statements of operations, stockholders' equity, and cash flows for the period from September 16, 2008 (inception) through September 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Encore Brands, Inc. as of September 30, 2008, and the results of its operations and its cash flows for the period from September 16, 2008 (inception) through September 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2009 raise substantial doubt about its ability to continue as a going concern. The 2008 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP

Houston, Texas
January 5, 2009

Encore Brands, Inc.
(A Development Stage Company)
Balance Sheet
As of September 30, 2008

September 30, 2008
ASSETS
Other Assets
Intangible Asset	$1,500
Total Other Assets	1,500
TOTAL ASSETS	$1,500
LIABILITIES & STOCKHOLDERS' EQUITY
Stockholders' Equity
Common Stock, $0.001 par value, 75,000,000 shares authorized,	$15,500
15,500,000 shares issued and outstanding
Deficit accumulated during the development stage	(14,000)
Total Stockholders' Equity	1,500
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$1,500

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

Encore Brands, Inc.
(A Development Stage Company)
Statement of Operations
For the period September 16, 2008 (date of inception) to September 30, 2008

September 16, 2008 (date
of inception) to September 30, 2008

Operating expense
General and administrative	$14,000
Operating loss	14,000
Net loss	$(14,000)

Net loss per share:
Basic and Diluted	$(0.00)

Weighted average shares outstanding:
Basic and Diluted	15,500,000

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

Encore Brands, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
For the period from September 16, 2008 (date of inception) to September 30, 2008

				Deficit
				accumulated
	Common Stock		Additional	during the
	Number	Par value	Paid-in-Capital	development stage	Total

Balance, September 16, 2008 (date of inception)	0	$0	$0	$0	$0

Common Stock issued to founder for services	14,000,000	14,000	0	0	14,000

Common Stock issued for license	1,500,000	1,500	0	0	1,500

Net loss	0	0	0	(14,000)	(14,000)

Balance, September 30, 2008	15,500,000	$15,500	$0	$(14,000)	$1,500

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

Encore Brands, Inc.
(A Development Stage Company)
Statement of Cash Flows
For the period September 16, 2008 (date of inception) to September 30, 2008

September 16, 2008 (date
of inception) to September 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(14,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Common stock issued for services	14,000
Net cash provided by Operating Activities	-
CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by Investing Activities	-
CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by Financing Activities	-

NET CHANGE IN CASH	-
Cash at beginning of period	-
Cash at end of period	$-

SUPPLEMENTAL CASH FLOW INFORMATION
Interest Paid	$-
Income Taxes Paid	$-

NON CASH TRANSACTIONS:
Common stock issued for intangible asset	$1,500

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

Encore Brands, Inc.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2008

Note 1 – Nature and Continuance of Operations

Encore Brands is a wholesale supplier of alcoholic beverages located in Carson City, Nevada. It currently has the right and exclusive license to distribute Ecstasy Brand Liqueur in the United States and Canada. The concept behind Ecstasy Liqueur is a combination of flavored liqueur and energy drink which is a growing taste preference among drinkers. The Company was incorporated in the State of Nevada on September 16, 2008. These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. As of September 30, 2008, the Company had not yet achieved profitable operations and has no cash which will not be sufficient to sustain operations over the next fiscal year, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds from equity financing; however there is no assurance of additional funding being available.

Note 2 – Summary of Significant Accounting Policies

A. Cash and Cash Equivalents
Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. As of September 30, 2008 we had no cash or cash equivalents.

B. Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

C. Recent Accounting Pronouncements
Encore Brands, Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

D. Impairment of Long-lived Assets
In accordance with the SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company evaluates whenever events or changes in circumstances indicate carrying amount may not be recoverable. The Company evaluates the realizability of its long-lived assets based on cash flow expectations for the related assets. Any write-downs are treated as permanent reductions in the carrying amount of the assets.

E. Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

F. Basic Loss per Share
In accordance with SFAS No. 128, "Earnings Per Share", the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At September 30, 2008, diluted net loss per share is equivalent to basic net loss per share as there were no dilutive securities outstanding.

G. Fair Value of Financial Instruments
The carrying values of certain financial instruments approximate their fair value due to the short period to maturity of these instruments.

H. Development Stage Company
In a development stage company, management devotes most of its activities to preparing the business for operations. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to obtain additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to obtain any equity financing or sell any of its products at a profit. There is, therefore, doubt regarding the Company’s ability to continue as a going concern.

I. Revenue Recognition
The Company records revenues of its services when they are complete, fee is fixed or determinable and collectability is reasonably assured. The Company has no revenues to date but will account for revenues when they occur.

J. Product Warranty
Provisions for estimated expenses related to product warranties are made at the time products are sold. These estimates are established using historical information on the nature, frequency, and average cost of warranty claims. Management actively studies trends of warranty claims and takes action to improve the product quality and minimize warranty claims. Adjustments are made when actual warranty claim experience differs from estimates.  Due to the Company having no revenues to date, the Company has had no warranty claims to date.

K. Shipping and Handling
Shipping and handling for product purchases are included in cost of goods sold. Shipping and handling cost incurred for shipping of finished products to customers are included in selling expense. To date, the Company has not recorded any product purchases or shipping and handling costs of finished products to customers.

Note 3 – Intangible Asset

The Company agreed to issue 1,500,000 shares of its common stock to Encore Brands LLC in exchange for the exclusive sales and distribution licensing rights to Ecstasy Brand Liqueur in the United States and Canada for a 36 month period commencing September 18, 2008.

Note 4 – Equity Transaction

In addition to the transaction discussed in Note 3 –  the company agreed to issue 14,000,000 shares of its common stock to Thomas Roth, CEO, for services rendered as of September 30, 2008. Management determined that par value of the shares reasonably approximated fair value, and the transaction was valued at $14,000.

Note 5 – Income Taxes

The Company follows Statement of Financial Accounting Standards Number 109 ("SFAS 109"), "Accounting for Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The tax provision differs from the amount computed by applying the statutory federal income tax rate to pre-tax income/(loss), as follows::

September 30, 2008
Income tax benefit at 34% statutory rate	$4,750
Change in valuation allowance	$(4,750)
Net refundable amount	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

September 30, 2008
Deferred Tax Asset Attributable to:
Net operating loss carryover	$4,750
Valuation allowance	$(4,750)
Net deferred tax asset	$0

At September 30, 2008, the Company had an unused net operating loss carry-forward of approximately $14,000 which expires beginning in the year 2028.

Note 6 – Subsequent Events

As of December 31, 2008, the Company received a $5,500 loan from its officer. Our ability to satisfy our obligations depends in part upon our ability to maintain a profitable level of operations, securing short and long-term financing to continue development of our services, and the growth of our customer base. There is no assurance that short or long-term financing can be obtained to fulfill our Company's needs.

On December 20, 2008, the Company resolved to issue 619,033 shares at $0.45 to 69 investors and consultants. Of the 69 investors and consultants, 48 will pay cash for the shares, while the remaining 21 are receiving the shares for services rendered. The 48 investors are purchasing 50,644 shares at $0.45 for a total of $22,790. To date, $5,025 has been collected, leaving a subscription receivable of $17,765. The subscription receivable represents advances of the Company's common stock to these shareholders.

Encore Brands, Inc.
(A Development Stage Company)
Balance Sheets
As of March 31, 2009 and September 30, 2008

	March 31, 2009	September 30, 2008
	(Unaudited)
ASSETS
Intangible asset, net	$1,250	$1,500
TOTAL ASSETS	$1,250	$1,500

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$20,233	$-
Shareholder loan	6,410	-
Total current liabilities	26,643	-
TOTAL LIABILITIES	26,643	-

Stockholders' equity (deficit)
Common Stock, $0.001 par value, 75,000,000 shares authorized,	16,119	15,500
16,119,003 and 15,500,000 shares issued and outstanding, respectively
Subscription receivable	(17,540)	-
Additional paid-in Capital	277,946	-
Deficit accumulated during the development stage	(301,918)	(14,000)
Total stockholders' equity (deficit)	(25,393)	1,500
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$1,250	$1,500

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

Encore Brands, Inc.
Statements of Operations
(A Development Stage Company)
For the six months ended March 31, 2009
And the period from September 16, 2008 (Inception) to March 31, 2009
(Unaudited)

	Six months ended March 31, 2009	September 16, 2008 (date of inception) to March 31, 2009

Operating expense
General and administrative	$287,918	$301,918
Operating loss	287,918	301,918
Net loss	$(287,918)	$(301,918)

Net loss per share:
Basic and Diluted	$(0.02)

Weighted average shares outstanding:
Basic and Diluted	15,843,529

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

Encore Brands, Inc.
Statements of Cash Flows
(A Development Stage Company)
For the six months ended March 31, 2009
And the period from September 16, 2008 (Inception) to March 31, 2009
(Unaudited)

	March 31, 2009	September 16, 2008 (date of inception) to March 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(287,918)	$(301,918)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangilbe asset	250	250
Common stock issued for services	255,775	269,775
Changes in operating assets and liabilities
Accounts payable	20,233	20,233
Net cash used in operating activities	$(11,660)	$(11,660)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital stock issued to selling shareholders	5,250	5,250
Shareholder loan	6,410	6,410
Net cash provided by financing activities	11,660	11,660

NET CHANGE IN CASH	-	-
Cash at beginning of period	-	-
Cash at end of period	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION
Interest Paid	$-	$-
Income Taxes Paid	$-	$-

NON CASH TRANSACTIONS:
Common stock issued for intangilbe asset	$-	$1,500

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

Encore Brands, Inc.
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2009
(Unaudited)

Note 1 – Nature and Continuance of Operations

Encore Brands is a wholesale supplier of alcoholic beverages located in Carson City, Nevada. It currently has the right and non-exclusive license to distribute Ecstasy Brand Liqueur in the United States and Canada. The concept behind Ecstasy Liqueur is a combination of flavored liqueur and energy drink which is a growing taste preference among drinkers. The Company was incorporated in the State of Nevada on September 16, 2008. These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. As of March 31, 2009, the Company had not yet achieved profitable operations and has no cash which will not be sufficient to sustain operations over the next fiscal year, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds from equity financing, however there is no assurance of additional funding being available.

Note 2 - Basis of Presentation

The accompanying unaudited interim financial statements of Encore Brands, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's registration statement filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the period from September 16, 2008 (Inception) to September 30, 2008 as reported in Form S-1, have been omitted.

Note 3 – Shareholder Loan

As of March 31, 2009, the Company has received a $6,410 loan from its officer. The loan is unsecured, non-interest bearing and has no maturity date.

Note 4 – Stockholder’s Equity

On December 20, 2008, the Company issued 50,644 shares at $0.45 to 48 shareholders for total proceeds of $22,790. As of March 31, 2009, $5,250 has been collected, leaving a subscription receivable of $17,540. The subscription receivable represents advances of the Company’s common stock to these shareholders.

The Company also issued 568,389 shares at $0.45 per share to consultants and other vendors for services valued at $255,775.

Note 5 - Subsequent Events

On June 17, 2009, the Board of Directors accepted the resignation of Thomas Roth as President, CEO and Director. Under the Stock Restriction Agreement, the Company has the right to repurchase the shares for $140 which it did on July 13, 2009. On June 17, 2009 the Board of Directors elected Gareth West to replace Thomas Roth as President, CEO and Director. On July 13, 2009, the Company approved the issuance of 14,000,000 shares to Gareth West.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read this section in conjunction with our financial statements and the related notes included in this prospectus.  Some of the information contained in this section or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements.

OVERVIEW

Encore Brands, Inc. was incorporated on September 16th 2008 in the State of Nevada.  We have not yet begun our business operations and we currently have no revenue and no significant assets.  Encore Brands, Inc. has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

Since becoming incorporated, Encore Brands, Inc. has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.  Encore Brands, Inc. is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither Encore Brands, Inc. nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

BUSINESS OF ISSUER

Encore Brands is a wholesale supplier of alcoholic beverages. We intend to utilize a small marketing focused team with decades of experience in brand building to create significant sales of unique noncompeting brands on and off premise in the U.S. market place. It currently has the right and exclusive license to distribute Ecstasy Brand Liqueur in the United States, one of the world’s first premium enhanced spirits.

The concept behind Ecstasy Liqueur is a combination of flavored liqueur and energy drink which is a growing taste preference among drinkers.  The combination produced is a 70-proof clear spirit with pomegranate and citrus flavors, column distilled four times from winter white wheat and yellow corn.  Exotic herbs, which are the energy-stimulating ingredients, are ginseng, guarana, taurine, and caffeine.  Ecstasy is produced in such a way that it can be consumed straight up or be mixed with other ingredients as cocktails.

Since competition among vodka drinks is largely dependent on brand differentiation and provocative marketing angles, “Ecstasy” as a brand name may be said to have high recall ability – evoking “overwhelming bliss and emotion” and “heightened capacity for exceptional thought and experience” – and may be reflective of the drink itself.

Among all types of spirits, it seems that vodka is the type that largely invests on perfecting its packaging in order to entice prospective drinkers.  Ecstasy is no exception, as it invests substantially on its packaging, using a designer red corked bottle made from Venetian glass.  It aims to stand out from other bottles due to its color and the prominently-placed “X” which also has its own appeal.  With the provocative name and stylized design, Ecstasy Liqueur is effective in grabbing the attention of its target customers.

Within the enhanced spirits sector, the trend of trading up is evident from the marked prices of the products including Ecstasy.  All of Ecstasy’s direct competitors have priced their 750mL bottles above US$20, which already falls within the super-premium range.  These enhanced spirits have aptly positioned themselves in the high-growth price tier.  Based on vodka volume growth, the super premium range registered the highest year-on-year growth with 14.2 percent compared to other price tiers of vodka in 2007.  If pricing strategies for vodkas are also applied to energy-infused vodkas, this would mean that enhanced spirits are riding on the high-growth bandwagon, pricing their products at super-premium levels to generate high margins.  Though marketing and brand identity are integral for spirits in general, vodka sales apparently are highly-driven by the packaging, designed to grab the attention of any casual drinker, which makes these drinks highly-priced – “don’t sell the steak, sell the sizzle.”  Ecstasy, in particular, is priced in the upper half of the super-premium level among enhanced spirits.

Enhanced spirits derive their product qualities from both the vodka and energy stimulants used.  Vodka is generated by the distillation of a fermented substance, usually potatoes and molasses, along with water and ethanol.  Energy-vodkas are usually either 80-proof or 70-proof in terms of alcoholic content, while the smoothness is determined by the distillation process.  Super-premium vodka brands, where most enhanced spirits have priced themselves at, are usually smoother and distilled more times compared to the premium brands.  For energy stimulants, the ingredients used are those commonly found in energy drinks such as caffeine, taurine, guarana, ginseng, and yerba mate.  Each energy-vodka has its own combination of ingredients, with Ecstasy having four of the five commonly used energy stimulants.  It is expected that the combination of stimulants will have a large impact on the level of energy boosting that the drinker will experience.

Distribution for enhanced spirits is done either on-premise (restaurants, bars, nightclubs) or off-premise (liquor and convenience stores).  Most of Ecstasy’s competitors have already reached most of the states, with some brands already having the most geographical reach within the U.S. and also opting to expand to the international market.

Before distribution can be implemented, registration with each state government must be accomplished.

While the company will maintain an office at its corporate headquarters its overhead will be kept low by outsourcing non core work like maintaining compliance and holding the minimum necessary inventory and focusing on the delivery and marketing of the product.

Utilizing its distributor partners and the 3 tier system the company will be able to maintain high margins and scalable growth without significantly increasing overhead.

By reinvesting capital in the growth of brand as it reaches critical mass and becomes cash flow positive the marketing costs as a percentage of sales should decline.

By looking to partner and expand with broker participation in addition to inside sales, the company will look to add additional noncompeting brands at such time it would not jeopardize focus or add significant overhead yet provide incremental revenue sources.

With all marketing agreements in place the purpose of this offering is to establish the financial resources to commence offering these products and thereby generate revenue. See “Use of Proceeds”.

Our principal offices are located at 502 East John Street, Carson City, NV 89706 and our phone number is 818-264-6465.

PLAN OF OPERATION

Capital Resources

As of September 30, 2008 we had no working capital and as of March 31, 2009 we had negative working capital of $26,643. We need additional funding to achieve our business development goals. Our ability to continue as a going concern will be contingent upon our ability to obtain capital through the sale of equity or issuance of debt, which may result in the dilution in the equity ownership of our shares. There is no assurance that we will be able to successfully complete these activities and if we are unable to do so we may be required to terminate our operations.

The report of our registered independent public accountants on our financial statements at September 30, 2008 and March 31, 2009 raises substantial doubt about our ability to continue as a going concern. This qualification is based on our lack of operating history, among other things.

As discussed in Note 1 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2009 raise substantial doubt about its ability to continue as a going concern. The 2008 or the six months ended March 31, 2009 financial statements do not include any adjustments that might result from the outcome of this uncertainty

We do not believe that we are a candidate for conventional debt financing and we have not made arrangements to borrow funds under a working capital line of credit. We believe that the most likely source of future funding, if any, will be the sale of equity or borrowings from related parties, however, we have no firm or written agreements regarding financing. Our future is dependent upon our ability to obtain financing.

RESULTS OF OPERATIONS

FOR THE PERIOD ENDED September 30, 2008 we did not have revenues and our expenses consisted primarily of professional fees for services rendered for $14,000 . For the six months ended March 31, 2009 we did not have revenues and our expenses consisted primarily of professional fees for services rendered for $287,918.

LIQUIDITY

We have no cash assets as of September 30, 2008 or March 31, 2009. We will be reliant upon shareholder loans or private placements of equity to fund any kind of operations.  We have secured no sources of loans.

SHORT TERM

On a short-term basis, we have not generated any revenues to cover operations.  Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as we continue development activities. For short term needs we will be dependent on receipt, if any, of private placement proceeds.

Our assets consist of an intangible asset via a license agreement. We obtained limited exclusive rights to sell, distribute and market Ecstasy Brand Liqueur in the United States of America and Canada in exchange for the issuance of 1,500,000 shares of common stock at $0.001.

Our total liabilities were $-0- at September 30, 2008. However we are incurring significant liabilities subsequently in connection with our registration statement on Form S-1. Our total liabilities as of March 31, 2009 are $26,643 consisting of accounts payable of $20,233 and a shareholder loan of $6,410.

We feel if the maximum proceeds are raised we will be good for the next 24 months.  If we do not raise a significant amount of the proceeds we will need to scale back and perhaps do a new funding over the next six months.

If there is a reduction in the amount of proceeds anticipated through this offering it is the companies intention to scale the role out plan in terms of number of states launching the ecstasy brand. In addition, the company would reduce the marketing dollars to be spent supporting each of those markets.

By adjusting the timing of these state by state role outs and limiting overhead and marketing expenses the company should be able to balance its goals and the capital requirements necessary to achieve them.

By taking this state by state approach we feel we can best focus our business and drive sales where we see the most positive results and limit our efforts were we feel the ROI is least predictable.

Management feels at this time there is no need for additional R&D as its product line is currently in place.

Management does not anticipate any material acquisition of plant and equipment and the capacity thereof;

Any anticipated material changes in number of employees in the various departments such as research and development, production, sales or administration will be based on a “first needs basis”

Management has identified certain goals or “milestones” it would like to achieve in 2009 as follows:

Upon completion of our public offering, our specific goal is to profitably distribute and market Ecstasy Brand Liqueur. We intend to accomplish the foregoing through the following milestones:

1.
Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period. These costs are estimated at $46,000.

2.
After completing the offering, we will hope to hire a marketing focused team to create significant sales of unique noncompeting brands on and off premise in the U.S. market place. Our marketing plan includes partnering with traditional and online media, attracting celebrity brand ambassadors and producing unique ad campaigns and promotions for each brand. Product placement and event sponsorship will also be used to create awareness and drive sales. This will be an immediate need of the Company and will be ongoing from the commencement of operations. A detailed breakdown of distribution costs for 24 months is set forth in the Use of Proceeds section of this prospectus,

3.
Since dealer support is critical, we will also build ties with highly-capable distributors across the United States; the most notable of these is the nation’s largest distributor, Southern Wine Spirits of America (SWS) as well as services of regional distributors, such as Edison Liquor Corp for Wisconsin, Empire in Georgia, Burke in Massachusetts, and Fedway Associates Inc. for New Jersey. We believe we can accomplish this approximately 90 days after we complete our public offering. The costs associated with this depend on how much capital we can raise. A detailed breakdown of distribution costs for 24 months is set forth in the Use of Proceeds section of this prospectus,

4.
We intend to identify a key market demographic and focus on that consumer till reaching an awareness and mass level to move to a wider distribution presence including retail. Utilizing relevant communications and grass roots marketing, Encore will make the brand resonate in the consumers mind and be a part of their behavior. By creating pivotal catalysts for trial and awareness, Encore will leverage the distribution network to support the key markets serving this demographic and utilize additional broker support when Encore’s own inside sales people are not available. This will be an immediate need of the Company and will be ongoing from the commencement of operations. The costs associated with this depend on how much capital we can raise. A detailed breakdown of distribution costs for 24 months is set forth in the Use of Proceeds section of this prospectus.

If we cannot generate sufficient revenues to continue operations and pay our expenses we will need to suspend or cease operations.

CAPITAL RESOURCES

We have only common stock as our capital resource.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our expected cash requirements; therefore, we will have to seek loans or equity placements.

No commitments to provide additional funds have been made by our management or other stockholders.  Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

We will need additional capital to support our proposed future development.  We have NO revenues.  We have NO committed source for any funds as of date here.  No representation is made that any funds will be available when needed.  In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or income, and could fail in business as a result of these uncertainties.

We have budgeted $9M for the period ending December 31, 2010. The funds allocated to administrative expenses are intended to be used for indirect expenses to maintain the daily operation of the business, such as travel expenses, stationary and postage expenses, printing expenses and web site development.

Management plans to temporarily advance capital to maintain normal operations. Management has agreed to provide temporary financing to the Company, but is not contractually obligated to do so. If we fail to raise additional funding, we may have to delay, scale back or discontinue some or all of our objectives.

LIMITED FINANCING

We may  borrow  money to  finance  our  future  operations,  although  we do not currently  contemplate  doing so. Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so. Any such issuance will reduce the control of previous investors (see "Risk Factors") and may result in substantial additional dilution to investors purchasing shares from this offering.

Significant Accounting Policies

With respect to Significant accounting policies, See Note 2 to the Notes to Financial Statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

OFFICERS AND KEY PERSONNEL OF THE COMPANY

Gareth West – CEO –  Age – 39 - Address 11426 Ventura Blvd, Studio City, Ca 91604

Mr. West helped found The Wine Bank, UK. In the role of Sales & Marketing Director he was instrumental in building the companies turnover from $1 to $25 million.  During his tenure at The Wine Bank, Gareth developed many innovative award winning new brands including Simply and the Body & Soul range.

In addition, since 1999, Gareth was been involved in the entertainment and production business. As producer, enjoying success, producing five movies, including “Pitfighter”, a martial arts action movie, starring Steven Bauer (“Scarface”, “Traffic”), which was released in June 2005 by 20th Century Fox Home Entertainment;  “Chasing Ghosts”, a thriller starring Michael Madsen (“Kill Bill”), which will be released later this year through Sony; “Unbeatable Harold”, which is currently in post-production and stars Dylan McDermott, Gladys Knight and Nicole DeHuff; “Ghost Game”, being distributed by American World Pictures and “Cult”, starring “Hustle & Flow”’s Taryn Manning.

Gareth’s ability to combine his entrepreneurial skill and experience in both the beverage and entertainment industries provides Encore Brands with many unique marketing opportunities.

Upon arriving in LA, Gareth became the producer of the L.A. International Short Film Festival. Over the last four years, Gareth has helped build the festival into the largest international short film festival in the world, Gareth continues his involvement in the festival, to help foster new talent and give an opportunity for filmmakers from the UK and around the world, to show their movies in Los Angeles to the film industry.

DIRECTORS OF THE COMPANY

Number of Directors: 3

Gareth West
Eric Barlund
Murray Williams

Eric Barlund – Age 43, Address 180 N. Lincoln St., Roselle, IL 60172, Phone Number 630-240-0687,was Vice President central region of Nolet Spirits USA, Ketel One Vodka from 2000 to 2004. Under Mr. Barlund’s leadership, Ketel One Vodka grew to the second largest imported Vodka Brand in the Midwest region. In 2001, Mr. Barlund successfully introduced Ketel One Citron. From 1998 to 2000 Mr. Barlund was regional manager of Ketel One in 9 Midwest states with gross annual sales of $66 million. From 1989 to 1998 Mr. Barlund was district manager for Judge & Dolph LTD, a midwest distributor representing a large spirit portfolio including Allied Domecq, Sidney Frank, Grant and Sons, Barton Brands, Diageo and Nolet Spirits. Prior to becoming district manager at J & D, Mr. Barlund’s experience included merchandising, marketing and management of key accounts. Mr. Barlund has a BA in Communications and English from Indiana University.

Murray Williams – Age 38, Address 28426 Rancho Grande, Laguna Niguel, CA 92677, Phone Number 949-456-9510- Chief Financial Officer GTX Corp. Mr. Williams is a CPA and began his career in public accounting with KPMG. Mr. Williams was one of the founders of Buy.com and functioned as the companies CFO raising $200 million and taking the company public in 2000. At KPMG, he was a manager in their assurance practice overseeing a team of over 20 professionals specializing in financial services with an emphasis on public offerings, private financings and mergers/acquisitions.

Are Directors elected annually?

Yes.

Have any of the Officers or Directors ever worked for or managed a company in the same business as the Company?  If so, detail those experiences.

Eric Barlund was Vice President central region of Nolet Spirits USA, Ketel One Vodka from 2000 to 2004. Under Mr. Barlund’s leadership, Ketel One Vodka grew to the second largest imported Vodka Brand in the Midwest region. In 2001, Mr. Barlund successfully introduced Ketel One Citron. From 1998 to 2000 Mr. Barlund was regional manager of Ketel One in 9 Midwest states with gross annual sales of $66 million. From 1989 to 1998 Mr. Barlund was district manager for Judge & Dolph LTD, a midwest distributor representing a large spirit portfolio including Allied Domecq, Sidney Frank, Grant and Sons, Barton Brands, Diageo and Nolet Spirits. Prior to becoming district manager at J & D, Mr. Barlund’s experience included merchandising, marketing and management of key accounts. Mr. Barlund has a BA in Communications and English from Indiana University.

If any of the Officers, Directors or other key personnel have ever worked for or managed a company in the same business or industry as the Company or in a related business or industry, describe what precautions, if any, (including the obtaining of releases or consents from prior employers) have been taken to preclude claims by prior employers for conversion or theft of trade secrets, know-how or other proprietary information.

There have been no provisions taken in regards to Mr. Barlund’s relationship with the company.

If any of the Company's key personnel are not employees but are consultants or other independent contractors, state the details of their engagement by the Company.

None

PRINCIPAL STOCKHOLDERS

List principal owners of the Company (those who beneficially own directly or indirectly 10% or more of the common and preferred stock presently outstanding) starting with the largest common stockholder.

Gareth West, CEO	14,000,000 Common shares or 87%

Security ownership of certain beneficial owners. Furnish the following information, as of the most recent practicable date, with respect to any person (including any "group" as that term is used in section 13(d)(3) of the Exchange Act) who is known to the registrant to be the beneficial owner of more than five percent of any class of the registrant's voting securities. The address given in column (2) may be a business, mailing or residence address. Show in column (3) the total number of shares beneficially owned and in column (4) the percentage of class so owned.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class
common	Encore Brands LLC	1,500,000	9%

(2) 1437 10th Street, Santa Monica, CA 90401

List the number of shares beneficially owned by each Officer and Director.

Gareth West CEO	14,000,000
Eric Barlund Director	1,000
Murray Williams Director	611

Are any of the Officers, Directors, key personnel or principal stockholders related by blood or marriage?  If so, please describe

NO

Has the Company made loans to or done business with any of its Officers, Directors, key personnel or 10% stockholders, or any of their relatives (or any entity controlled directly or indirectly by any such persons) within the last two years, or proposes to do so within the future?  If so, explain. (This includes sales or lease of goods, property or services to or from the Company, employment or stock purchase contracts, etc.) State the principal terms of any significant loans, agreements, leases, financing or other arrangements.

NO

If any of the Company's Officers, Directors, key personnel or 10% stockholders has guaranteed or co-signed any of the Company's bank debt or other obligations, including any indebtedness to be retired from the proceeds of this offering, explain and state the amounts involved.

NO

List all remuneration by the Company to Officers, Directors and key personnel for the last fiscal year.  List each individual and remuneration, cash and otherwise.

14 million shares @ $0.001 of common stock issued to Gareth West for services rendered.

If any employment agreements exist or are contemplated, describe:

NONE

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Encore Brands Inc has entered into a license agreement with Encore Brands LLC pursuant to which Encore Brands Inc has the limited exclusive right to sell, distribute and market Ecstasy Brand Liqueur in the United States of America and Canada.

Encore Brand Inc has issued to Encore Brands LLC 1,500,000 shares of its common stock @ $.001 ($1,500) as full and adequate compensation for the exclusive rights to sell and distribute Ecstasy Brand Liqueur in the United States and Canada. Terms of the agreement are 36 months.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

Accounting, Legal and Professional Fees	$40,500
Edgar Filing Fees	800
Blue Sky Qualification Fees	500
Transfer Agent Fees	4,500
TOTAL	$46,300

RECENT SALES OF UNREGISTERED SECURITIES

Subsequent to September 30, 2008, the Company issued 619,033 common shares to 69 selling shareholders at a fixed rate of $0.45. None of the selling shareholders or their beneficial owners has had a material relationship with us other than as a shareholder at any time within the past three years.

Exhibit No.	Description

3.1	Articles of Incorporation for Encore Brands, Inc.
3.2	Bylaws of Encore Brands, Inc.
5.1	Opinion and Consent of Novi & Wilkin
23.1	Consent of Accountant
99.1	Form of subscription agreement for Common Stock
99.2	Licensing Agreement to sell Ecstasy Brand Liqueur

UNDERTAKINGS

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
(iii)
Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Carson City, State of Nevada on August 10, 2009.

Encore Brands, Inc

By:  /s/ Gareth West
President, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on August 10, 2009.

Signature	Title

/s/ Gareth West
Gareth West	President, Treasurer, Secretary and Director Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

/s/ Eric Barlund	Director
Eric Barlund

/s/ Murray Williams	Director
Murray Williams